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                                EXHIBIT 10.23.3

                              AMENDED AND RESTATED
                              CONSULTING AGREEMENT

     THIS AGREEMENT (this "Agreement") is made and entered into on June 26, 1996, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (the "Partnership") and ROBERTS PROPERTIES MANAGEMENT, L.L.C., a Georgia limited liability company ("RPM").

                                   RECITALS:

     A. During the period from October 1, 1994 through the date hereof, the Partnership has acquired, among others, the Plantation Trace multifamily apartment community (the "Community"), which was owned by Roberts Properties Plantation Trace, L.P. ("Plantation Trace, L.P."), which also owned the Shoppes of Plantation (the "Shoppes"). The Partnership's acquisition of the Community and the Shoppes was accomplished by a merger of Plantation Trace, L.P. into the Partnership upon receipt of the approval of a majority in interest of the limited partners of Plantation Trace, L.P. Such approval was obtained pursuant to a prospectus/consent solicitation statement that specified that the Partnership would, by virtue of the merger, assume a consulting agreement between Plantation Trace, L.P. and Roberts Properties Management, Inc. With the permission of the Partnership, Roberts Properties Management, Inc. subsequently assigned the consulting agreement to RPM. The sole general partner of the Partnership is Roberts Realty Investors, Inc. (the "Company").

     B. The terms of the consulting agreement were described in each of the successive prospectus/consent solicitation statements and in the Company's Form 10-SB filed on March 22, 1996, and Form 10-SB/A No. 1 filed on May 7, 1996, in each case filed with the Securities and Exchange Commission (as amended, the "Form 10-SB").

     C. The Partnership and RPM desire to amend and restate the consulting agreement in the form of this Agreement to avoid a multiplicity of documents and conform to the parties' understanding of the consulting agreement as described in each of the successive prospectus/consent solicitation statements and the Form 10-SB.

     NOW, THEREFORE, for and in consideration of the premises, Ten and No/100 Dollars ($10.00) in hand paid by each party hereto to the other party hereto, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties hereto prior to the execution, sealing and delivery of this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. The foregoing recitals of facts are hereby incorporated herein to the same extent as if hereinafter fully set forth.

     2. The parties hereto acknowledge and agree that no consulting fee has been or shall be paid to RPM in connection with the prior merger referenced in Recital A.

     3. If the Partnership sells the Community or the Shoppes, RPM shall be entitled to render consulting services in connection with such sale, and the Partnership shall at the time of

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the closing of such sale pay to RPM a consulting fee in an amount equal to six percent (6%) of the gross sales proceeds of the property sold.

     If there occurs a "change in control" (as hereinafter defined), at a time when the Partnership or the Company owns the Community and/or the Shoppes, the Partnership shall pay RPM a consulting fee, at the time of such change in control, in an amount equal to six percent (6%) of the fair market value of the Community and/or the Shoppes then owned by the Partnership or the Company, upon payment of which the requirement to make any further payments pursuant to this Agreement shall terminate, so that no amount shall then or thereafter be due pursuant to this Agreement. For purposes of this Agreement, a "change in control" means (a) any transaction, whether by merger, consolidation, asset sale or otherwise, which results in the acquisition of beneficial ownership by any person or group of fifty percent (50%) or more of the outstanding shares of common stock of the Company or of the outstanding units of the Partnership, (b) any sale of all or substantially all of the assets of the Company or the Partnership, or (c) the liquidation of the Company or the Partnership, except that no "change in control" shall be considered to have occurred in the event of the sale of the Partnership's assets to the Company or the merger of the Partnership into the Company if no change in control of the Company occurs as a result.

     4. The parties hereto agree and acknowledge that the Partnership is not and has never been obligated to pay a consulting fee in connection with a sale or change in control with respect to the Shoppes of River Oaks, the planned 51-unit second phase of Plantation Trace, the Laurelwood Community, or the Howell Ferry Community.

     5. The parties hereto agree that this Agreement amends, restates, and entirely supersedes all consulting agreements between RPM on one hand and the Partnership on the other hand. All of such consulting agreements are replaced by this Agreement and are void and of no further force or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed, sealed and delivered as of the date first above written.


                               ROBERTS PROPERTIES RESIDENTIAL, L.P.,
                                  a Georgia limited partnership


                               By:  Roberts Realty Investors, Inc.,
                                     its sole general partner


                                    By:  /s/ Charles S. Roberts
                                        ---------------------------------
                                        Charles S. Roberts, President and
                                        Chief Executive Officer

                                    (CORPORATE SEAL)



                              [Signatures continue on following page.]

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                             ROBERTS PROPERTIES MANAGEMENT,
                               L.L.C., a Georgia limited liability company


                             By:  /s/ Charles S. Roberts
                                  -----------------------------
                                  Charles S. Roberts, member